EXHIBIT 16



                              Russell & Atkins, PLC

October  3, 2005

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4.01 the Form 8-K Current Report dated September 30, 2004 of Magnum d'Or Resources, Inc. and are in agreement with the statements contained in the first, second and third paragraphs of that Item. We have no basis to agree or disagree with any other statements of Magnum d'Or Resources, Inc. contained therein.

                                         Very truly yours,

                                         RUSSELL & ATKINS, PLC


                                         By: /s/ Dennis Atkins
                                         ---------------------------------------
                                         Dennis Atkins